As filed with the Securities and Exchange Commission on April 21, 2003

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	34-4361040
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip code)

Dana Corporation Amended and Restated Stock Incentive Plan
and Dana Corporation Director Deferred Fee Plan
(Full titles of the plans)

Michael L. DeBacker, Secretary
Dana Corporation, P.O. Box 1000, Toledo, Ohio 43697
(Name and address of agent for service)

419-535-4500
(Telephone number of agent for service)

Calculation of Registration Fee

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share (1)	price (1)	registration fee

Common stock (par	5,200,000 shares	$7.80	$40,560,000	$3,282
value $1 per share)	and related
Preferred Share
Purchase Rights (2)

(1)  Estimated solely for the purpose of determining the amount of the registration fee pursuant to Securities Act Rule 457(c) on the basis of the average high and low prices reported on the New York Stock Exchange Composite Tape on April 14, 2003.

(2)  Includes 5,000,000 shares registered for issuance under the Dana Corporation Amended and Restated Stock Incentive Plan (formerly known as the Dana Corporation 1997 Stock Option Plan) and 200,000 shares registered for issuance under the Dana Corporation Director Deferred Fee Plan.

As permitted by Securities Act Rule 429(a), the prospectuses included herein also relate to Registration Statements Nos. 333-59442, 333-37435 and 33-64198.

REGISTRATION OF ADDITIONAL SECURITIES

     Dana Corporation (Dana) is hereby registering 5,000,000 additional shares of its common stock, par value $1 per share (Common Stock) and the related Preferred Share Purchase Rights (Rights) for issuance under the Dana Corporation Amended and Restated Incentive Stock Plan, formerly known as the Dana Corporation 1997 Stock Option Plan. The following registration statements on Form S-8 relating to the same class of securities and the same employee benefit plan are currently effective and, in accordance with General Instruction E to Form S-8, the contents of those registration statements are incorporated herein by reference: Registration Statement No. 333-59442, filed with the Securities and Exchange Commission (SEC) on April 24, 2001; Registration Statement No. 333-37435, filed with the SEC on October 8, 1997; and Registration Statement No. 33-64198, filed with the SEC on June 10, 1993.

     Dana is also hereby registering 200,000 additional shares of its Common Stock and the related Rights for issuance under the Dana Corporation Director Deferred Fee Plan. The following registration statements on Form S-8 relating to the same class of securities and the same employee benefit plan are currently effective and, in accordance with General Instruction E to Form S-8, the contents of those registration statements are incorporated herein by reference: Registration Statement No. 333-37435, filed with the SEC on October 8, 1997, and Registration Statement No. 33-64198, filed with the SEC on June 10, 1993.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on April 21, 2003.

Dana Corporation

By:	/s/ Michael L. DeBacker
Michael L. DeBacker
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ J. M. Magliochetti	Chief Executive Officer	April 21, 2003
and Director
J. M. Magliochetti

Principal Financial Officer:

/s/ R. C. Richter	Chief Financial Officer	April 21, 2003

R. C. Richter

Principal Accounting Officer:

/s/ R. J. Westerheide	Chief Accounting Officer	April 21, 2003

R. J. Westerheide

Signature	Title	Date

Directors:

*/s/ B. F. Bailar	Director	April 21, 2003

B. F. Bailar

*/s/ A. C. Baillie	Director	April 21, 2003
A. C. Baillie

*/s/ E. M. Carpenter E. M. Carpenter	Director	April 21, 2003

*/s/ E. Clark E. Clark	Director	April 21, 2003

*/s/ C. W. Grisé C. W. Grisé	Director	April 21, 2003

*/s/ G. H. Hiner G. H. Hiner	Director	April 21, 2003

*/s/ J. P. Kelly J. P. Kelly	Director	April 21, 2003

*/s/ M. R. Marks M. R. Marks	Director	April 21, 2003

*/s/ R. B. Priory R. B. Priory	Director	April 21, 2003

*/s/ F. M. Senderos F. M. Senderos	Director	April 21, 2003

* By	/s/	Michael L. DeBacker

Michael L. DeBacker
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Hunton & Williams
23-A	Consent of PricewaterhouseCoopers LLP
23-B	Consent of Hunton & Williams (included in Exhibit 5)
24-A	Power of Attorney (Stock Incentive Plan)
24-B	Power of Attorney (Director Deferred Fee Plan)

5